UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2011

MOJO VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-148190	26-0884348
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

836 Grundy Avenue, Holbrook, New York, 11741
 (Address of principal executive offices, including zip code)

(631) 750-3195
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On May 24, 2011, our Board of Directors adopted our 2011 Equity Incentive Plan (the “2011 Plan”), which provides for various types of equity awards with respect to an aggregate of up to 8,000,000 shares of our common stock.  On the same date, our Board issued nonqualified stock options to officers, directors and employees to purchase an aggregate of 6,870,264 shares of our common stock, all of which options have since been exercised at a price of $0.001 per share.

In addition, the number of shares of common stock subject to the 2011 Plan, any number of shares subject to any numerical limit in the 2011 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration   Our Board of Directors administers the 2011 Plan.  Subject to the terms of the 2011 Plan, the Board has complete authority and discretion to determine the awards under the 2011 Plan.

Grants   The 2011 Plan authorizes the grant to officers, directors, employees, advisors, agents, independent contractors and consultants of qualified and nonqualified stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

•
Options granted entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share.  The exercise price for shares of common stock covered by a qualified   option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant.

•
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the Board, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•	The Board may make performance grants, each of which will contain performance goals for the award, including performance criteria, target and maximum amounts payable and other terms and conditions.

•
The Plan authorizes the granting of stock awards.  The Board will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

•
Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

Expired or Terminated Awards   If an award granted under the 2011 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2011 Plan.

Duration, Amendment, and Termination   Our Board of Directors has the power to amend, suspend or terminate the 2011 Plan without stockholder approval or ratification at any time or from time to time.  However, no change may be made that increases the total number of shares of common stock reserved for issuance pursuant to awards or reduces the minimum exercise price for options or exchange of options for other awards, unless such change is authorized by our stockholders within one year.  Unless sooner terminated, the 2011 Plan will terminate ten (10) years after it was adopted.

Pursuant to the Board’s instructions, the 2011 Plan will be submitted to our stockholders for approval within one year following the Board’s adoption thereof.

(d)  Exhibits

Exhibit Number	Description
10.1	2011 Equity Incentive Plan of Mojo Ventures, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mojo Ventures, Inc.

Date: August 11, 2011	By:	/s/ Peter Scalise, III
	Name:	Peter Scalise, III
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	2011 Equity Incentive Plan of Mojo Ventures, Inc.